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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (333-43224), Forms S-3 (No.333-35752, 333-53965, 333-
51003 and 333-37013) and Forms S-8 (No.333-92337, 333-85107, 333-80501 and 333-
26015) of Eltrax Systems, Inc. of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000 and Note 10, the date for which is March 14, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
August 25, 2000